UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2020

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	EVC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2020, Entravision Communications Corporation (the “Company”) entered into a new employment agreement with Jeffery A. Liberman, pursuant to which he will continue to serve as the Company’s President and Chief Operating Officer. This new agreement, effective as of March 1, 2020, replaces a similar agreement with Mr. Liberman, which agreement was effective as of March 1, 2017 through February 29, 2020.

The agreement with Mr. Liberman provides for an initial base salary of $717,035 per year for the term of his agreement, which ends on February 28, 2023. Mr. Liberman’s base salary may be increased in the discretion of the Compensation Committee of the Board of Directors of the Company. In addition, Mr. Liberman is eligible to receive a discretionary annual bonus of up to 100% of his then-current base salary. He is also eligible for equity incentive grants under the Company’s equity incentive plans.

If Mr. Liberman’s employment is terminated by the Company without cause or by Mr. Liberman for good reason (including a change of control of the Company where Mr. Liberman is not offered continued employment as a senior executive or is required to move his residence outside the greater Los Angeles, California area), he will be entitled to receive (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 1.5, (iii) a discretionary annual bonus for the calendar year prior to Mr. Liberman’s termination (if Mr. Liberman has not yet received any discretionary bonus for such calendar year) equal to the average of (a) the annual bonus received by Mr. Liberman for the calendar year preceding such prior calendar year and (b) the annual discretionary bonus received by the Company’s Chief Financial Officer and General Counsel for such prior calendar year, and (iv) a prorated bonus amount equal to the product of: (a) the average of the annual bonuses received by Mr. Liberman for the two full calendar years preceding the year of such termination (including, if applicable, as calculated under the immediately preceding subsection (iii)), multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. If Mr. Liberman’s employment is terminated by the Company for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus or other compensation.

The foregoing summary does not purport to be complete and is qualified in its entirety by the terms of the employment agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

10.1 †Employment Agreement effective as of March 1, 2020 by and between the registrant and Jeffery A. Liberman.

† Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: March 13, 2020	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer